Exhibit 24.2

                       LAW FIRM OF LARSON-JACKSON, P.C.
                        1500 K STREET, N.W., SUITE 900
                           WASHINGTON, D.C.  20005
                          Telephone:  (202) 408-8180
                          Facsimile:  (202) 347-8868


                                 July 9, 2001

Mr. Lino Novielli
Cross Genetic Technologies, Inc.
11921 Freedom Drive, Suite 550
Reston, VA  20190

     Re:   SEC Registration Statement on Form SB-2

Dear Mr. Novielli:

     We hereby consent to the inclusion of our opinion regarding the securities being registered by the Registration Statement to be filed with the United States Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Cross Genetic Technologies, Inc., a Virginia corporation, in connection with 11,008,000 shares of its common stock, no par value, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.


                                       Sincerely,


                                       Steve Larson-Jackson
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